                                                                    EXHIBIT 23.6


[Letterhead of
Nathan Wechsler
& Company
Appears Here]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated January 27, 1999, on the consolidated financial statements of Seaward Corporation and subsidiaries for the year ended December 31, 1998 included in the Quanta Services, Inc. Current Report on Form 8-K filed on June 17, 1999 and to all references to our Firm included in this registration statement.



/s/ NATHAN WECHSLER & COMPANY
----------------------------------
Nathan Wechsler & Company
Concord, New Hampshire
June 22, 1999